Exhibit 99.1

Verisign to Present at the Morgan Stanley Tech Media and Telecom Conference and the Deutsche Bank Media and Telecommunications Conference

DULLES, VA – February 22, 2011 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, announced that Brian Robins, executive vice president and chief financial officer, will speak at the Morgan Stanley Tech Media and Telecom Conference in San Francisco, California on Tuesday, March 1 at 2:45 p.m. (PST). He will also speak at the Deutsche Bank Media and Telecommunications Conference in Palm Beach, Florida on Wednesday, March 9 at 11:30 a.m. (EST). During the presentations, recent company performance and business initiatives will be discussed. The presentations will be available via live webcast at http://investor.verisign.com. Replays of the webcasts will also be available at http://investor.verisign.com after the events for a limited period of time.

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, Verisign helps companies and consumers all over the world connect online with confidence. Additional news and information about the company is available at www.verisigninc.com.

VRSNF

Contacts:

Investor Relations: Nancy Fazioli, nfazioli@verisign.com, 650-316-6569

Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179